Your Way Fall 2020 Franklin Financial Services Corporation F&M TRUST Capital Commitment. New regional headquarters in Harrisburg enhances our service to the entire Capital Region. PAGE 5 IN THIS EDITION 2 Tim Talk Notes from the President 4 Investor News 3rd Quarter Review 5 Our Commitment New Regional Headquarters 6 A Solid Reputation Client Spotlight 7 Helpful Ways Community Challenge Grant Banking Done Your Way 1.888.264.6116 fmtrust .bank

TimTalk Shareholder Update Timothy (Tim) G. Henry President & CEOA Prudent Approach Reinforces Strengths Franklin Financial Service Corporation reported consolidated earnings of $3.5 million for the third quarter ended September 30, 2020, compared to second quarter 2020 earnings of $3.1 million and third quarter 2019 earnings of $4.5 million. Despite the economic disruption caused by the Covid-19 pandemic, we posted solid operating results, which speak to our prudent approach to credit risk management and strong fee income based business lines. We also executed strategic actions that will serve us well in the future. In the third quarter, the bank issued $20 million in subordinated debt, an action that will further strengthen our already strong capital base. What’s more, the bank announced a regional headquarters in Harrisburg. More information about the new building can be viewed on page 5. Our Residential Mortgage Department had particularly strong results this quarter and drove significant fee income for the bank. Additionally, we are seeing success in other fee-based income lines of business, including Investment and Trust Services and debit card income. As a Paycheck Protection Program (PPP) lender, the bank continues to support borrowers. We consistently provide timely updates and information to borrowers as new guidance about the forgiveness process is released from the U.S. Department of the Treasury and the Small Business Administration. At the same time, we continue to support to our customers and communities. This quarter, we contributed $15,000 to the Fulton County Medical Center Foundation. Additional details on this contribution can be found on page 7. Our employees also participated in (and won!) a dance-off challenge that helped raise money for the United Way of Franklin County. More information about the dance challenge can be found on page 8. It is worth noting that the bank is closely following guidance issued by the Centers for Disease Control (CDC) and the Pennsylvania Department of Health. As such, we are utilizing technology to accommodate work from home arrangements for many of our employees. This allows them to deliver the top-notch level of customer service our clients have come to expect from us. I am pleased with our ability to respond swiftly to today’s challenges. The strategic actions we are taking position us well for future growth when the effects of the pandemic subside. And I am proud of the measures we’ve taken to support the health and safety of our employees and customers. Thank you for your continued support. Sincerely yours, Timothy G. Henry President & CEO Franklin Financial Services Corporation and F&M Trust HAVE BETTER CONVERSATIONS WITH YOUR MONEY. Bank It Easy at fmtrust.bank F&M TRUST Member FDIC PAGE 2 FALL 2020 Franklin Financial Services Corporation F&M TRUST Your Way FALL 2020 PAGE 3

3rd Quarter Financial Highlights

Dollars in thousands except per-share data / Unaudited

Selected Financial Data	Sep 30, 2020	Sep 30, 2019
Total Assets	$ 1,511,213	$ 1,301,773
Loans, Net	$1,005,807	$ 925,033
Deposits	$1,336,749	$ 1,159,601
Book Value per Common Share	$ 31.93	$ 29.03
Return on Average Assets[1]	0.94%	1.40%
Return on Average Equity[1]	10.14%	14.60%

Market Value Per Share[2]

Source: Nasdaq.com



$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$38.69
$27.45
$25.90
$21.38
QUARTER ENDED
DEC 31, 2019
MAR 31, 2020
JUN 30, 2020
SEPT 30, 2020
$25.50
THIRD QUARTER HIGH
THIRD QUARTER LOW
$21.02

COMPLETE EARNING DETAILS AVAILABLE AT **FRANKLINFIN.COM**

Certain statements appearing herein which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements refer to a future period or periods, reflecting management's current views as to likely future developments, and use words "may," "will," "expect," "believe," "estimate," "anticipate," or similar terms. Because forward-looking statements involve certain risks, uncertainties and other factors over which Franklin Financial Services Corporation has no direct control, actual results could differ materially from those contemplated in such statements. These factors include (but are not limited to) the following: general economic conditions, changes in interest rates, changes in the Corporation's cost of funds, changes in government monetary policy, changes in government regulation and taxation of financial institutions, changes in the rate of inflation, changes in technology, the intensification of competition within the Corporation's market area, and other similar factors.

We caution readers not to place undue reliance on these forward-looking statements. They only reflect management's analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

1-Quarterly results annualized. 2-At close.



F&M TRUST

Our Commitment to the Capital Region

New Regional Headquarters Announced

Located at 4050 Crums Mill Road in Lower Paxton Township, the new office will support F&M Trust's Community Offices in Cumberland County and the Capital Region.

Serving as a cross-functional hub, the building will house regional leadership as well as employees from the bank's retail, commercial, and investment and trust services divisions and operational support areas.

Roughly 12 F&M Trust employees will occupy the 6,687 square-foot office, which is undergoing minor renovations, by December 2020.

"We are pleased to open our new regional headquarters, which is a symbol of our long-term focus on the future and commitment to the Capital Region. Our ability to work collaboratively across business lines is critical to our clients' success. Bringing team members from three primary bank services – commercial, retail and investment and trust – into a single space, will allow us to efficiently deliver the best of our bank's capabilities to each customer," said Tim Henry, President and CEO of F&M Trust.

> **"Our ability to work collaboratively across business lines is critical to our clients' success."**
>
> **TIM HENRY**
> President & CEO, F&M Trust

F&M Trust entered into a five-year lease agreement with Triple Crown Corporation. Campbell Commercial Real Estate, Inc. represented F&M Trust in the lease negotiations.

"Campbell Commercial Real Estate, Inc. was pleased to work with F&M Trust to evaluate various potential uses for their regional headquarters. The Crums Mill Road site was ideal for F&M's requirement of convenience, location and exposure," said Art Campbell, President/Broker of Campbell Commercial Real Estate, Inc.

"We are pleased to welcome F&M Trust to our Crums Mill Business Park property at 4050 Crums Mill Road. Their 114 years in business is impressive and an inspiration for others to follow suit," stated Mark X. DiSanto, CEO of Triple Crown Corporation.

PAGE 4 ■ FALL 2020

Franklin Financial Services Corporation F&M TRUST *Your Way*

FALL 2020 ■ PAGE 5

CLIENT SPOTLIGHT



A Solid Reputation

L-R: Sarah Stansfield, Community Office Manager, Mont Alto, F&M Trust; Adam Moats, Vice President, AAA Paving & Excavating Inc.; Mary Cordell, Vice President, Commercial Services Relationship Manager, F&M Trust; Lisa Moats, Treasurer, AAA Paving & Excavating Inc.; Aaron Moats, President, AAA Paving & Excavating Inc.; Renee Preso, Vice President, Regional Market Manager, F&M Trust; Shelby Kaufman, Office Manager, AAA Paving & Excavating Inc.

AAA Paving & Excavating Inc.

Waynesboro

Since 1999, AAA Paving and Excavating Inc. has paved and resurfaced everything from small driveways to massive commercial parking lots across south-central PA and MD.

Today, the company's reputation of quality and integrity is as solid as the surfaces it leaves behind.

Husband and wife owners **Aaron and Lisa Moats** recently celebrated their 20th year of business. It's a milestone the Moatses say they achieved with the help of F&M Trust.

"F&M Trust has been part of us since day one," Aaron says. "From the beginning, they have been wonderful to us. We have had nothing but positive experiences."

Aaron and Lisa really enjoy working with their responsive F&M Trust team – Mary Cordell, VP, Commercial Services Relationship Manager; Sarah Stansfield, Community Office Manager in Mont Alto; and Renee Preso, Vice President, Regional Market Manager.

"Sarah is always making life easy for me," Lisa says. "If I call, and I need something, she takes care of it. Sarah and Mary both follow up. They follow through." And similar to her paving company, Lisa notes, "F&M Trust doesn't let things fall through the cracks."

Now that's ***Banking Done Your Way.***





"F&M Trust doesn't let things fall through the cracks."

Lisa Moats – Owner
AAA Paving and Excavating Inc.



Helpful Ways


F&M TRUST
FOUNDATION
Double your Donation
A matching gift program for the FCMC Foundation
70 for 70
Now through Dec. 12, your gift will be matched by F&M Trust to benefit a new clinical education area for FCMC's frontline professionals.
717-485-6322
www.fcmcpa.org

F&M Trust makes $15,000 Matching Challenge Gift to FCMC Foundation

Thanks to a generous gift by F&M Trust, Fulton County Medical Center Foundation is able to launch a 70-day **Double Your Donation** campaign that will match any size gift up to $15,000 as part of the **70 for 70** campaign in conjunction with FCMC's 70th anniversary.

The Double Your Donation campaign runs Oct. 4 – Dec. 12, 2020. The goal is to raise $70,000 to support educational equipment and a new education area. Ongoing training is critical for the clinical staff. All gifts designated for the 70 for 70 project will be doubled to ensure FCMC stays on the leading edge of person-centered care.

"At F&M Trust, we look for opportunities where our support will make a significant impact," said Tim Henry, President and CEO of F&M Trust. "We are also strong believers in the power of working together. It is our hope that by providing matching dollars, we will inspire other organizations and individuals to give to the Foundation. Together, we can make a big difference."

"The community responded to a similar campaign in 2017 when F&M Trust assisted with our expansion project," said Mike Straley, Executive Director of the FCMC Foundation.

PAGE 6 ■ FALL 2020 Franklin Financial Services Corporation F&M TRUST Your Way FALL 2020 ■ PAGE 7

Dancing UP A Win For the Community! Franklin County United Way Dance-Off Challenge: F&M Trust employees recently participated in – and WON! – a dance-off challenge hosted by the United Way of Franklin County. Through this challenge, the United Way of Franklin County raised a total of $1,330 in just one week. Proceeds from the event benefited our neighbors through the United Way of Franklin County’s Community Impact Fund. Go online and view our video submission: www.uwfcpa.org/danceoff More Helpful Ways Banking Done Your Way 1.888.264.6116 fmtrust .bank